Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Genworth Mortgage Holdings, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Raleigh, North Carolina
April 19, 2021